Exhibit 10.8

STOCK APPRECIATION RIGHT AWARD AGREEMENT

THIS STOCK APPRECIATION RIGHT AWARD AGREEMENT (this “Agreement”) is made as of the 11th day of July, 2011, between DYNEGY INC., a Delaware corporation (“Dynegy”), and all of its Affiliates (collectively, the “Company”), and ROBERT C. FLEXON (“Employee”).  A copy of the Dynegy Inc. 2009 Phantom Stock Plan (the “Plan”) is annexed to this Agreement and shall be deemed a part of this Agreement as if fully set forth herein.  Unless the context otherwise requires, all terms that are not defined herein but which are defined in the Plan shall have the same meaning given to them in the Plan when used herein.

1.                                       The Grant.  The Compensation and Human Resources Committee of the Board of Directors (the “Committee”) granted to Employee pursuant to his Employment Agreement on July 11, 2011 (“Effective Date”), as a matter of separate inducement and not in lieu of any salary or other compensation for Employee’s services, 875,000 stock appreciation rights (each, a SAR and collectively, the “SARs”), in accordance with the terms and conditions set forth in the Plan and in this Agreement, each of which has an “Exercise Price” of $10.00.  Employee acknowledges receipt of a copy of the Plan, and agrees that the SARs shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof, and to all of the terms and conditions of this Agreement.  The Exercise Price is not less than one hundred percent (100%) of the Fair Market Value of a share of the Common Stock on the Effective Date.

2.                                       Payment Amount.  The amount paid by the Company for each of Employee’s SARs shall be equal to (x) the Fair Market Value of a share of Common Stock on the SAR’s exercise date minus (y) the SAR’s Exercise Price.  All payments under this Agreement shall be made in cash.

3.                                       Exercise.  Subject to the provisions, limitations and other relevant provisions of the Plan and of this Agreement, and the earlier expiration of the SAR as herein provided, Employee may exercise the SARs as follows:

(a)                                  The SARs shall become exercisable in four cumulative equal annual installments as follows:

(i)                                     on and after the first anniversary of the Effective Date, one-fourth of the SARs shall be exercisable without further action by the Committee;

(ii)                                  on and after the second anniversary of the Effective Date, an additional one-fourth of the SARs shall be exercisable without further action by the Committee;

(iii)                               on and after the third anniversary of the Effective Date, an additional one-fourth of the SARs shall be exercisable without further action by the Committee; and

(iv)                              on and after the fourth anniversary of the Effective Date, the remaining one-fourth of the SARs shall be exercisable without further action by the Committee.

(b)                                 Notwithstanding any other provision of this Agreement, the unexercised portion of the SARs, if any, will automatically and without notice exercise on the tenth (10th) anniversary of the Effective Date (the “Expiration Date”).

(c)                                  Any exercise by Employee of the SARs, or portion thereof, shall be conducted by delivery of an irrevocable notice of exercise to the Company or its designee as provided in the Plan.  In no event shall Employee be entitled to exercise a fraction of a SAR.

(d)                                 Notwithstanding any other provision of this Agreement, upon the occurrence of a Change in Control, as such term is defined below, the SAR, if it has not theretofore terminated, shall become fully vested and immediately exercisable in full on the date of the Change in Control.

4.                                       Termination of Employment.  The SAR may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee’s termination of employment with the Company, except that:

(a)                                  if Employee shall die while in the employ of the Company, the SARs awarded hereunder shall immediately fully vest and become fully exercisable without further action by the Committee, and Employee’s legal representative, or the person, if any, who acquired the SAR by bequest or inheritance or by reason of the death of Employee, may exercise the SARs, to the extent not previously exercised, at any time up to and including the date three (3) years after the date of death, or the Expiration Date, whichever is less, after which date the SARs will automatically and without notice terminate and become null and void; and

(b)                                 if Employee is determined to have a Disability, the SARs awarded hereunder shall immediately fully vest and become fully exercisable without further action by the Committee, and Employee may exercise the SARs, to the extent not previously exercised, at any time up to and including the date three (3) years after the date of such determination, or the Expiration Date, whichever is less, after which date the SARs will automatically and without notice terminate and become null and void; and

(c)                                  if Employee’s employment with the Company terminates by reason of dismissal by the Company for Cause, then the SARs, to the extent not previously exercised, will immediately, automatically and without notice or further action by the Committee, terminate and become null and void; and

(d)                                 if Employee’s employment with the Company terminates by reason of resignation by the Employee (except as otherwise provided in Section 3(e) or (f) below) and at a time when Employee was entitled to exercise the SARs, Employee may exercise the SARs, to the extent not previously exercised, with respect to any or all such number of SARs that were exercisable as of the date of Employee’s termination of employment, at any time up to and including the date ninety (90) days after the date of termination by reason of such resignation, or the Expiration Date, whichever is less, after which date the SARs will automatically and without notice terminate and become null and void; and

(e)                                  if Employee’s employment with the Company terminates by reason of Involuntary Termination, as such term is defined below, the SARs awarded hereunder shall immediately fully vest and become fully exercisable without further action by the Committee, and Employee may exercise the SARs, to the extent not previously exercised, at any time once exercisable up to and including the date that is ninety (90) days after the Employee’s termination of employment, or the Expiration Date, whichever is less, after which date the SARs will automatically and without notice terminate and become null and void; and

(f)                                    notwithstanding Section 3(e) or anything herein to the contrary, if Employee’s employment with the Company is terminated as a result of a Change in Control Termination, as such term is defined below, occurring (i) in connection with, but in no event earlier than sixty (60) days prior to, a Change in Control or (ii) on or within two years after the effective date upon which a Change in Control occurs, the SARs shall become fully vested and immediately exercisable in full on the effective date of the Change in Control, and such SARs shall remain exercisable from such date for the lesser of: (A) five (5) years from the date of such Change in Control; (B) until the Expiration Date (irrespective of any mandatory exercise period specified herein that would otherwise be triggered by the termination of employment of such Employee); or (C) such period of time (which period of time may end as early as the consummation of a “Corporate Change,” as such term is defined in the Plan) as the Committee may determine in connection with or in contemplation of a Corporate Change in the exercise of its discretion under the Plan, with respect to which the Committee has the discretion to, among other things, require the surrender of stock options (which surrender may be in exchange for a cash payment, if applicable) and to cancel such SARs upon the consummation of a Corporate Change as further described in the Plan.

(g)                                 For purposes of this Agreement:

“Base Salary” shall mean the regular base salary of Employee but excluding all bonuses, expense reimbursements, benefits paid under any plan maintained by the Company and all equity awards of any type.

“Cause” shall mean, and hence arise where, as determined by the Committee in its sole discretion, Employee has (A) refused to implement or adhere to lawful policies or lawful directives of the Board; (B) engaged in conduct which is materially injurious (monetarily or otherwise) to the Company (including, without limitation, misuse of the Company’s funds or other property); (C) engaged in misconduct or dishonesty directly related to the performance of Employee’s duties for the Company or gross negligence in the performance of Employee’s duties for the Company; (D) been convicted (or entered into a plea bargain admitting criminal guilt) in any criminal proceeding involving a felony or a crime of moral turpitude; (E) engaged in drug or alcohol abuse; or (F) failed to perform Employee’s duties which such failure is not cured within ten (10) days after written notice is provided to Employee by Dynegy.

“Change in Control” shall mean the occurrence of any of the following events: (A) a merger of Dynegy with another entity, a consolidation involving Dynegy, or the sale of all or substantially all of the assets or equity interests of Dynegy to another entity if, in any such case, (I) the holders of equity securities of Dynegy immediately prior to such event do not beneficially own immediately after such event equity securities of the resulting entity entitled to fifty-one percent (51%) or more of the votes then eligible to be cast in the election of directors (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of Dynegy immediately prior to such event or (II) the persons who were members of the Board immediately prior to such event do not constitute at least a majority of the board of directors of the resulting entity immediately after such event; (B) a circumstance where any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of fifty percent (50%) or more of the combined voting power of the outstanding securities of, (I) if Dynegy has not engaged in a merger or consolidation, Dynegy, or (II) if Dynegy has engaged in a merger or consolidation, the resulting entity; or (C) circumstances where, as a result of or in connection with, a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board.  For purposes of the “Change in Control” definition, (1) “resulting entity” in the context of a transaction or an event that is a merger, consolidation or sale of all or substantially all of the subject assets or equity interests shall mean the surviving entity (or acquiring entity in the case of an asset or equity interest sale), unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of Dynegy receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Dynegy” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.

“Change in Control Termination” shall mean Employee’s employment is terminated by the Company (or a successor thereto) without Cause, or by Employee following: (i) a significant diminution in Employee’s responsibilities, authority or duties; (ii) a material reduction in Employee’s Base Salary; or (iii) relocation of Employee’s principal place of employment by fifty (50) miles or more, all as determined by the Committee in its sole discretion.

“Good Reason” shall have the same meaning as specified in the Dynegy Inc. Executive Severance Pay Plan (as amended and restated effective January 1, 2008).

“Involuntary Termination” shall mean (a) a termination of employment by the Company for reasons other than death, Disability or Cause or (b) a termination of employment for Good Reason by Employee.

5.                                       Transfer Restrictions.  The SARs may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or otherwise disposed of by Employee.

6.                                       Shareholder Rights.  Employee shall not have any of the rights of a shareholder of the Company with respect to the SARs.

7.                                       Employment Relationship.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of (a) the Company, (b) an Affiliate (as such term is defined in the Plan) or (c) a corporation (or a parent or subsidiary of such corporation) assuming or substituting a new option or stock appreciation right for the SAR.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee in its sole discretion, and its determination shall be final and binding on all parties.

8.                                       Withholding Taxes.  By Employee’s acceptance hereof, Employee hereby authorizes the Company or any Affiliate by which Employee is employed to withhold from any amount payable to Employee under this Agreement an amount sufficient to discharge any federal, state and local taxes imposed on the Company, or the Affiliate by which Employee is employed, and which otherwise has not been reimbursed by Employee, in respect of Employee’s exercise of the SARs.

9.                                       Miscellaneous.

(a)                                  This grant is subject to all the terms, conditions, limitations and restrictions contained in the Plan.  In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.  In the event of any conflict or inconsistency between the terms hereof and the terms of the Dynegy Inc. Executive Severance Pay Plan, including any amendments or supplements thereto, the terms hereof shall be controlling.

(b)                                 This grant is not a contract of employment and the terms of Employee’s employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein.  Nothing herein shall be construed to impose any obligation on the Company or on any Affiliate to continue Employee’s employment, and it shall not impose any obligation on Employee’s part to remain in the employ of the Company or of any Affiliate.

(c)                                  All references in this Agreement to any “corporation” shall include a corporation, a general partnership, a joint venture, a limited partnership, a business trust or any other lawful business entity.

(d)                                 Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Employee, such notices or communications shall be effectively delivered when hand delivered to Employee at his or her principal place of employment or when sent by registered or certified mail to Employee at the last address Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered when sent by registered or certified mail to the Company at its principal executive offices.

10.                                 Amendment.  This Agreement may not be amended except by an agreement in writing signed by each of the Company and Employee consenting to such amendment. Notwithstanding the preceding, if it is subsequently determined by the Committee, in its sole discretion, that the terms and conditions of this Agreement and/or the Plan are not compliant with Code Section 409A, or any Treasury regulations or Internal Revenue Service guidance promulgated thereunder, this Agreement and/or the Plan may be amended by the Company accordingly.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has agreed to and accepted the terms of this Agreement, all as of the date first above written.

DYNEGY INC.

By:	/s/ Kent R. Stephenson

Name:	Kent R. Stephenson

Title:	EVP and General Counsel

EMPLOYEE

By:	/s/ Robert C. Flexon

Name:	Robert C. Flexon

Title:	President and Chief Executive Officer